Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OF HARRAH’S ENTERTAINMENT, INC.

The following unaudited pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical audited consolidated financial statements of Harrah’s Entertainment and its subsidiaries. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008 gives effect to the Acquisition (as defined below) and Financing (as defined below) as if they had occurred on January 1, 2008. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial information.

Pro forma adjustments were made to reflect:

•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets due to the Acquisition;

•

changes in interest expense resulting from additional indebtedness incurred in connection with the Financing and the refinancing of existing debt, including amortization of estimated debt issuance costs; and

•	the effect to deferred income taxes of the pro forma adjustments.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Acquisition and Financing actually occurred on the date indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in the audited financial statements of Harrah’s Entertainment and the related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 17, 2009. All pro forma adjustments and their underlying assumptions are described more fully herein in the notes to our unaudited pro forma condensed consolidated financial information.

The audited financial statements from which the pro forma condensed consolidated financial information have been derived were prepared in accordance with U.S. GAAP.

For purposes of this pro forma financial information, “Acquisition” means the merger of Hamlet Merger Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings, LLC (“Hamlet Holdings”), with and into Harrah’s Entertainment on January 28, 2008 pursuant to a merger agreement dated December 19, 2006 among Harrah’s Entertainment, Merger Sub and Hamlet Holdings. In connection with the merger, each share of common stock of Harrah’s Entertainment issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive $90.00 in cash, which, when taken together with the net settlement of outstanding options, stock appreciation rights, restricted stock and restricted stock units, represents merger consideration of $17,375 million in the aggregate.

For purposes of this pro forma financial information, “Financing” means, collectively, the following financing transactions completed in connection with the Acquisition: (i) the cash equity investment by affiliates of Apollo Global Management, LLC and TPG Capital, LP, their co-investors and certain members of management in Harrah’s Entertainment of approximately $6,079 million; (ii) the incurrence by HOC of $5,275 million of senior unsecured cash pay interim loans; (iii) the incurrence by HOC of $1,500 million of senior unsecured PIK toggle interim loans; (iv) borrowings of $7,250 million by HOC under the term loan portion of its $9,250 million senior secured credit facilities; (v) the incurrence of $6,500 million of mortgage loans and related mezzanine financing under a real estate facility entered into by the holders of the Harrah’s Las Vegas, Rio, Paris Las Vegas, Flamingo Las Vegas, Harrah’s Atlantic City and Harrah’s Laughlin casinos and related operating assets of those casinos (the “CMBS Borrowers”); (vi) the issuance by HOC of $4,932 million of 10.75% senior cash pay notes due 2016, the proceeds of which were used to repay a portion of the senior unsecured cash pay interim loans; (vii) the issuance by HOC of $1,403 million of 10.75%/11.5% senior toggle notes due 2018, the proceeds of which were used to repay a portion of the senior unsecured

PIK toggle interim loans; (viii) the repurchase of $131 million of HOC’s 7.5% senior notes due 2009, $394 million of HOC’s 8.875% senior subordinated notes due 2008, $424 million of HOC’s 7.5% senior notes due 2009, $299 million of HOC’s 7% senior notes due 2013, $250 million of HOC’s senior floating rate notes due 2008 and $375 million of its floating rate contingent convertible notes due 2024, pursuant to tender offers completed on the same day as the Acquisition, as well as a discharge of all senior floating rate notes that were not tendered in the tender offer; and (ix) HOC’s entry into three hedging arrangements with respect to LIBOR borrowings under the senior secured credit facilities, all of which fix the floating rate interest thereunder to a fixed rate.

For purposes of this pro forma financial information, we collectively refer to the Acquisition and the Financing as the “Transactions.”

The Acquisition was accounted for as a business combination using the purchase method of accounting. The purchase price was allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determined the estimated fair values after review and consideration of relevant information including discounted cash flow analysis, quoted market prices and our own estimates. To the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets, such excess was allocated to goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

The following table reconciles the purchase price and financing adjustments in connection with the Acquisition and summarizes the estimated fair values of the assets and liabilities assumed at the date of the Acquisition.

	Predecessor		Successor
(In millions)	January 27, 2008	Merger Adjustments	January 28, 2008
Assets
Current assets	$1,658.6	$696.8	$2,355.4
Land, buildings, riverboats and equipment	15,621.3	2,165.7	17,787.0
Long-term assets	511.5	812.9	1,324.4
Intangible assets	2,030.2	4,385.7	6,415.9
Goodwill	3,549.7	5,888.2	9,437.9

Total assets	$23,371.3	$13,949.3	$37,320.6

Liabilities and Stockholders’ Equity
Current liabilities, including current portion of long-term debt	$1,797.9	$321.7	$2,119.6
Deferred income taxes	1,974.1	2,914.4	4,888.5
Long-term debt	12,367.5	11,535.0	23,902.5
Other long-term liabilities	499.3	0.6	499.9

Total liabilities	16,638.8	14,771.7	31,410.5

Minority interests	52.3	—	52.3
Stockholders’ equity	6,680.2	(822.4)	5,857.8

Total liabilities and stockholders’ equity	$23,371.3	$13,949.3	$37,320.6

Of the estimated $6,415.9 million of intangible assets, $2,732.0 million was assigned to trademarks that are not subject to amortization, and $1,951.0 million was assigned to gaming rights that are not subject to amortization. The remaining intangible assets include customer relationships of $1,454.5 million (12-year weighted-average useful life), contract/management rights estimated at $134.3 million (5-year estimated useful life), gaming rights estimated at $42.8 million (16-year estimated useful life), trademarks subject to amortization estimated at $7.8 million (5-year estimated useful life) and internally developed information technology systems estimated at $93.5 million (8-year estimated useful life). The weighted-average useful life of all amortizing intangible assets related to the Acquisition is approximately 11 years.

We anticipate that the goodwill related to the Acquisition will not be deductible for tax purposes.

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(In millions)	Harrah’s Entertainment(1)	Acquisition and Financing		Pro Forma
Revenues
Casino	$8,091.5	$—		$8,091.5
Food and beverage	1,648.6	—		1,648.6
Rooms	1,270.9	—		1,270.9
Management fees	64.1	—		64.1
Other	667.5	—		667.5
Less: casino promotional allowances	(1,615.6)	—		(1,615.6)

Net revenues	10,127.0	—		10,127.0

Operating expenses
Direct
Casino	4,443.4	—		4,443.4
Food and beverage	690.0	—		690.0
Rooms	256.3	—		256.3
Property general and administrative, corporate and other	2,461.5	(1.1	)(2)	2,460.4
Depreciation and amortization	690.4	(10.9	)(2)	679.5
Impairment of intangible assets	5,489.6	—		5,489.6
Write-downs, reserves and recoveries	20.9	—		20.9
Project opening costs	29.6	—		29.6
Acquisition and integration costs	149.6	—		149.6
Equity in losses of nonconsolidated affiliates	1.6	—		1.6
Amortization of intangible assets	168.4	15.6	(2)	184.0

Total operating expenses	14,401.3	3.6		14,404.9

Loss from operations	(4,274.3)	(3.6)		(4,277.9)
Interest expense, net of interest capitalized	(2,164.6)	(112.9	)(3)	(2,277.5)
Gain on early extinguishments of debt	742.1	—		742.1
Other income, including interest income	36.3	—		36.3

Loss from continuing operations before income taxes and minority interests	(5,660.5)	(116.5)		(5,777.0)
Benefit for income taxes	386.4	40.9	(4)	427.3
Minority interests	(13.6)	—		(13.6)

Loss from continuing operations	$(5,287.7)	$(75.6)		$(5,363.3)

HARRAH’S ENTERTAINMENT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Represents the financial information of Harrah’s Entertainment for the combination of the Predecessor period from January 1, 2008 through January 27, 2008, and the Successor period from January 28, 2008 through December 31, 2008.

(2)	Reflects the adjustment to depreciation and amortization resulting from estimated fair value adjustments and estimated useful lives assigned to buildings, riverboats and equipment and amortizing intangible assets as a result of the Transactions.

(3)	Reflects adjustments to pro forma interest expense, as follows:

(In millions)	Year Ended December 31, 2008
Reversal of historical interest expense ( i)	$(31.7)
Reversal of amortization of debt issuance costs (ii)	(0.6)
Interest expense on new indebtedness (iii)	100.9
Amortization expense of debt issuance costs on the new indebtedness	7.8
Amortization expense from fair value adjustments (iv)	14.8
Interest rate swaps (v)	21.7

$112.9

(i)	Reversal of the historical interest expense related to existing indebtedness, which was repaid as a result of the Transactions.

(ii)	Reversal of the historical amortization of debt issuance costs related to existing indebtedness, which was repaid as a result of the Transactions.

(iii)	Increase in interest expense related to the new indebtedness, consisting of the senior unsecured cash pay debt and senior unsecured PIK toggle debt, borrowings under our new senior credit facility and the CMBS Financing, in the aggregate principal amount of $20,525.

(iv)	Effects on interest expense from the purchase accounting on the outstanding indebtedness.

The interest rates used for pro forma purposes are based on the rates effective as of December 31, 2008. The weighted-average interest rate of the new indebtedness for pro forma purposes is 6.5%.

A 0.125% change in the interest rates on our new indebtedness, consisting of the senior unsecured cash pay debt, the senior unsecured PIK toggle debt, borrowings under our new senior credit facility and the CMBS Financing, would change pro forma interest expense by $25.7 million for the year ended December 31, 2008.

(v)	Represents estimated interest expense on forward interest rate swap agreements, which were entered into in connection with the Transactions.

(4)	Reflects the income tax effect on the pro forma adjustments using an estimated combined statutory income tax rate of 35.0% for 2008. This rate is not necessarily indicative of our future effective tax rate.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

OF HARRAH’S OPERATING COMPANY, INC.

The following unaudited pro forma condensed combined financial statements have been developed by applying pro forma adjustments to the historical audited consolidated financial statements of Harrah’s Entertainment and its subsidiaries. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 gives effect to all of the Acquisition Transactions (as defined below) as if they had occurred on January 1, 2008. The unaudited condensed combined balance sheet included in this section gives effect to all of the Acquisition Transactions. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Pro forma adjustments were made to reflect:

•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets due to the Acquisition Transactions;

•

changes in interest expense resulting from additional indebtedness incurred in connection with the Financing and the refinancing of existing debt, including amortization of estimated debt issuance costs; and

•	the effect to deferred income taxes of the pro forma adjustments.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined information does not purport to represent what our actual combined results of operations or the combined financial condition would have been had the Acquisition Transactions actually occurred on the date indicated, nor are they necessarily indicative of future combined results of operations or combined financial condition. The unaudited pro forma condensed combined financial information should be read in conjunction with the information contained in the “Unaudited Pro Forma Condensed Consolidated Financial Information of Harrah’s Entertainment, Inc.” appearing elsewhere in this Exhibit, as well as the audited financial statements of Harrah’s Entertainment and the related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 17, 2009. All pro forma adjustments and their underlying assumptions are described more fully herein in the notes to our unaudited pro forma condensed combined financial information.

The audited financial statements from which the pro forma condensed combined financial information have been derived have been prepared in accordance with U.S. GAAP.

For purposes of this pro forma financial information, “Acquisition” means the merger of Hamlet Merger Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings, LLC (“Hamlet Holdings”), with and into Harrah’s Entertainment on January 28, 2008 pursuant to a merger agreement dated December 19, 2006 among Harrah’s Entertainment, Merger Sub and Hamlet Holdings. In connection with the merger, each share of common stock of Harrah’s Entertainment issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive $90.00 in cash, which, when taken together with the net settlement of outstanding options, stock appreciation rights, restricted stock and restricted stock units, represents merger consideration of $17,375 million in the aggregate.

For purposes of this pro forma financial information, “Financing” means, collectively, the following financing transactions completed in connection with the Acquisition: (i) the cash equity investment by affiliates of Apollo Global Management, LLC and TPG Capital, LP, their co-investors and certain members of management in Harrah’s Entertainment of approximately $6,079 million; (ii) the incurrence by HOC of $5,275 million of senior unsecured cash pay interim loans; (iii) the incurrence by HOC of $1,500 million of senior unsecured PIK toggle interim loans; (iv) borrowings of $7,250 million by HOC under the term loan portion of its $9,250 million senior secured credit facilities; (v) the issuance by HOC of $4,932 million of 10.75% senior cash pay notes due 2016, the proceeds of which were used to repay a portion of the senior unsecured cash pay interim loans; (vi) the issuance by HOC of $1,403 million of 10.75%/11.5% senior toggle notes due 2018, the proceeds of which were used to repay a portion of the senior unsecured PIK toggle interim loans; (vii) the repurchase of $131 million of HOC’s 7.5% senior notes due 2009, $394 million of HOC’s 8.875% senior subordinated notes due 2008, $424 million of HOC’s 7.5% senior notes due 2009, $299 million of HOC’s 7% senior notes due 2013, $250 million of HOC’s senior floating rate notes due 2008 and $375 million of its floating rate contingent convertible notes due 2024, pursuant to tender offers completed on the same day as the Acquisition, as well as a discharge of all senior floating rate notes that were not tendered in the tender offer; and (viii) HOC’s entry into three hedging arrangements with respect to LIBOR borrowings under the senior secured credit facilities, all of which fix the floating rate interest thereunder to a fixed rate.

For purposes of this pro forma financial information, “CMBS Transactions” means the spin-off of the following casino properties and their related operating assets by HOC to Harrah’s Entertainment: Harrah’s Las Vegas, Rio, Paris Las Vegas and Flamingo Las Vegas in Las Vegas, Nevada; Harrah’s Atlantic City in Atlantic City, New Jersey and Harrah’s Laughlin in Laughlin, Nevada.

For purposes of this pro forma financial information, “London Clubs Transfer” means the transfer of the London Clubs operations acquired by Harrah’s Entertainment in December 2006 to HOC in connection with the Acquisition and the Financing.

For purposes of this pro forma financial information, we collectively refer to the Acquisition, the Financing, the CMBS Transactions and the London Clubs Transfer as the “Acquisition Transactions.”

The Acquisition was accounted for as a business combination using the purchase method of accounting. The purchase price was allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determined the estimated fair values after review and consideration of relevant information including discounted cash flow analysis, quoted market prices and our own estimates. To the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets, such excess was allocated to goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

HARRAH’S OPERATING COMPANY, INC.

UNAUDITED CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2008

(In millions)	Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)	HOC(3)
ASSETS
Current assets
Cash and cash equivalents	$650.5	$(203.1)	$447.4
Receivables, net of allowance for doubtful accounts	394.0	(90.1)	303.9
Deferred income taxes	157.6	(21.7)	135.9
Prepayments and other	221.9	(89.6)	132.3
Inventories	62.7	(14.2)	48.5

Total current assets	1,486.7	(418.7)	1,068.0

Land, buildings, riverboats and equipment, net of accumulated depreciation	18,267.1	(5,635.5)	12,631.6
Assets held for sale	49.3	—	49.3
Goodwill	4,902.2	(2,148.5)	2,753.7
Intangible assets	5,307.9	(677.3)	4,630.6
Deferred costs and other	1,035.4	(236.3)	799.1

	$31,048.6	$(9,116.3)	$21,932.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$382.3	$(106.7)	$275.6
Accrued expenses	1,532.7	(286.1)	1,246.6
Current portion of long-term debt	85.6	(0.2)	85.4

Total current liabilities	2,000.6	(393.0)	1,607.6
Long-term debt	23,123.3	(6,500.2)	16,623.1
Intercompany notes	—	160.6	160.6
Liabilities held for sale	—	—	—
Deferred credits and other	669.1	(20.4)	648.7
Deferred income taxes	4,327.0	(1,339.3)	2,987.7

	30,120.0	(8,092.3)	22,027.7

Minority interests	49.6	(4.8)	44.8
Preferred stock	2,289.4	(2,289.4)	—
Stockholders’ deficit	(1,410.4)	1,270.2	(140.2)

	$31,048.6	$(9,116.3)	$21,932.3

(1)	Represents the financial information of Harrah’s Entertainment.
(2)	Represents the removal of (i) the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties; and (ii) account balances at Harrah’s Entertainment.
(3)	Represents the financial information of HOC.

HARRAH’S OPERATING COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(In millions)	Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)(3)	HOC(4)	Acquisition and Financing		Pro Forma
Revenues
Casino	$8,091.5	$(1,630.7)	$6,460.8	$—		$6,460.8
Food and beverage	1,648.6	(599.7)	1,048.9	—		1.048.9
Rooms	1,270.9	(530.7)	740.2	—		740.2
Management fees	64.1	—	64.1	—		64.1
Other	667.5	(118.6)	548.9	39.9	(5)	588.8
Less: casino promotional allowances	(1,615.6)	447.9	(1,167.7)	—		(1,167.7)

Net revenues	10,127.0	(2,431.8)	7,695.2	39.9		7,735.1

Operating expenses
Direct
Casino	4,443.4	(781.9)	3,661.5	—		3,661.5
Food and beverage	690.0	(288.3)	401.7	—		401.7
Rooms	256.3	(116.9)	139.4	—		139.4
Property general and administrative, corporate and other	2,461.5	(588.8)	1,872.7	36.3	(5)(6)	1,909.0
Depreciation and amortization	690.4	(169.3)	521.1	(4.6	)(6)	516.5
Impairment of intangible assets	5,489.6	(1,744.4)	3,745.2	—		3,745.2
Write-downs, reserves and recoveries	20.9	(80.8)	(59.9)	—		(59.9)
Project opening costs	29.6	(1.3)	28.3	—		28.3
Acquisition and integration costs	149.6	—	149.6	—		149.6
Equity in income of nonconsolidated affiliates	1.6	(0.1)	1.5	—		1.5
Amortization of intangible assets	168.4	(54.7)	113.7	4.1	(6)	117.8

Total operating expenses	14,401.3	(3,826.5)	10,574.8	35.8		10,610.6

Loss from operations	(4,274.3)	1,394.7	(2,879.6)	4.1		(2,875.5)
Interest expense, net of interest capitalized	(2,164.6)	370.6	(1,794.0)	(88.7	)(7)	(1,882.7)
Gain on early extinguishments of debt	742.1	—	742.1	—		742.1
Other income, including interest income	36.3	(1.6)	34.7	—		34.7

Loss from continuing operations before income taxes and minority interests	(5,660.5)	1,763.7	(3,896.8)	(84.6)		(3,981.4)
Income tax benefit/(expense)	386.4	13.7	400.1	29.7	(8)	429.8
Minority interests	(13.6)	5.8	(7.8)	—		(7.8)

Loss from continuing operations	$(5,287.7)	$1,783.2	$(3,504.5)	$(54.9)		$(3,559.4)

HARRAH’S OPERATING COMPANY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(1)	Represents the financial information of Harrah’s Entertainment for the combination of the Predecessor period from January 1, 2008 through January 27, 2008, and the Successor period from January 28, 2008 through December 31, 2008.

(2)	Represents the removal of (i) financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties; and (ii) accounts at Harrah’s Entertainment.

(3)	The historical operating expenses of HOC include unallocated costs attributable to services that have been performed by HOC on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS Transactions reflect the push-down of corporate expense of $34.7 million that was unallocated at January 27, 2008. Following the Acquisition, many of these services continue to be provided by HOC pursuant to a shared services agreement with the CMBS properties.

(4)	Represents the financial information of HOC.

(5)	Represents the estimated revenue on the shared services agreement with the CMBS Borrowers, which was entered into as a result of the Acquisition Transactions, and related costs.

(6)	Reflects the adjustment to depreciation and amortization resulting from estimated fair value adjustments and estimated useful lives assigned to buildings, riverboats and equipment and amortizing intangible assets as a result of the Acquisition Transactions.

(7)	Reflects adjustments to pro forma interest expense, as follows:

(In millions)	Year Ended December 31, 2008
Reversal of historical interest expense( i)	$(31.7)
Reversal of amortization of debt issuance costs(ii)	(0.6)
Interest expense on new indebtedness(iii)	79.3
Amortization expense of debt issuance costs on the new indebtedness	5.2
Amortization expense from fair value adjustments(iv)	14.8
Interest rate swaps(v)	21.7

$88.7

(i)	Reversal of the historical interest expense related to existing indebtedness, which was repaid as a result of the Acquisition Transactions.

(ii)	Reversal of the historical amortization of debt issuance costs related to existing indebtedness, which was repaid as a result of the Acquisition Transactions.

(iii)	Increase in interest expense related to the new indebtedness, consisting of the senior unsecured cash pay debt and senior unsecured PIK toggle debt and borrowings under our new senior credit facility, in the aggregate principal amount of $14,025.

(iv)	Effects on interest expense from the purchase accounting on the outstanding indebtedness.

The interest rates used for pro forma purposes are based on the rates effective as of December 31, 2008. The weighted-average interest rate of the new indebtedness for pro forma purposes is 7.4%.

A 0.125% change in the interest rates on our new indebtedness, consisting of the senior unsecured cash pay debt, the senior unsecured PIK toggle debt and borrowings under our new senior credit facility, would change pro forma interest expense by $17.5 million for the year ended December 31, 2008.

(v)	Represents estimated interest expense on forward interest rate swap agreements, which were entered into in connection with the Acquisition Transactions.

(8)	Reflects the income tax effect on the pro forma adjustments using an estimated combined statutory income tax rate of 35.0% for 2008. This rate is not necessarily indicative of our future effective tax rate.